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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of The Peoples BancTrust Company, Inc. on Form S-3 (File No. 33-60935) of our report dated February 7, 1997, on our audits of the consolidated financial statements as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 in this Annual Report on Form 10-K.


                                    /s/ Coopers & Lybrand LLP


Birmingham, Alabama
March 27, 1997